UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 14, 2007
Date of Report (Date of earliest event reported)
STARBUCKS CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-20322 (Commission File Number)	91-1325671 (IRS Employer Identification No.)
2401 Utah Avenue South
Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)
(206) 447-1575
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.2
EXHIBIT 99.1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 14, 2007, the board of directors of Starbucks Corporation (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to add a new Section 2.1(d) containing majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected. The term of any director who does not receive a majority of votes cast in an election held under that standard terminates on the earliest to occur of: 1) 90 days after the date election results are certified; 2) the date the director resigns; or 3) the date the Company’s board of directors fills the position.
     The bylaw amendment provides that an election is considered “contested”, and thus held under a plurality standard, if there are shareholder nominees for director pursuant to the Company’s advance notice provision who are not withdrawn by the advance notice deadline set forth in Section 1.12 of the Bylaws.
     The Company issued a press release on November 20, 2007, announcing the adoption of a majority voting standard for uncontested director elections. A copy of the press release is filed as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Starbucks Corporation

99.1	Press release of Starbucks Corporation dated November 20, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: November 20, 2007	By:	/s/ Paula E. Boggs
Paula E. Boggs
executive vice president, general counsel and secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.2	Amended and Restated Bylaws of Starbucks Corporation
99.1	Press release of Starbucks Corporation dated November 20, 2007